Exhibit 10.92

[FORM OF] SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of [   ], 2025 (the “Execution Date”), is between HUB Cyber Security Ltd., an Israeli company (the “Company”), and [   ] (the “Investor”).

RECITALS

A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “1933 Act”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Investor wishes to purchase, and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, Ordinary Shares pursuant to the terms set forth herein (such Ordinary Shares, the “Purchased Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	PURCHASE AND SALE OF ORDINARY SHARES.

(a) Securities. The Company shall issue and sell to the Investor, and the Investor shall purchase from the Company on the Closing Date (as defined below), that number of Purchased Shares set forth on the Investor’s signature page hereto on the line entitled “Number of Purchased Shares” for the aggregate principal amount as set forth on the Investor’s signature page hereto on the line entitled “Closing Purchase Price” (such amount, the “Purchase Price”).

(b) Closing. The aforementioned issuances, sales and deliveries of the Purchased Shares shall take place on the date hereof (the “Closing” and such date, the “Closing Date”).

(c) Payment of Purchase Price; Delivery of Securities. The Investor shall pay the Purchase Price at the Closing by wire transfer of immediately available funds to the Company pursuant to written wire instructions to be provided by the Company in writing. Upon the receipt of the funds, the Company shall instruct its transfer agent to register the Purchased Shares in the name of the Investor.

2.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company, on behalf of itself, that:

(a) No Public Sale or Distribution. The Investor is acquiring the Purchased Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws.

(b) Investor Status. The Investor:

(i) (A) is not a “U.S. Person” (as defined in Rule 902 of Regulation S), (B) is acquiring the Securities outside the United States in an offshore transaction meeting the requirements of Regulation S; (C) is not acquiring, has not offered, and will not offer prior to the expiration of the applicable compliance period pursuant to Rule 903 of Regulation S, the Securities for the account or benefit of any U.S. Person; (D) did not become aware of the Company or the Securities through any form of “directed selling efforts” (as defined in Rule 902 of Regulation S), and no general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Investor or any of its representatives in connection with the offer and sale of any of the Securities; (E) was outside the United States at the time of the origination of contact concerning the transactions contemplated by this Agreement and on the date of execution and delivery of this Agreement by Investor; (F) is not acquiring the Securities in a transaction or part of series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act; (G) agrees that all offers and sales by the Investor of Securities shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act; (H) is neither a U.S. Person nor a Distributor (as defined in Rule 902 of Regulation S); and (I) is the sole beneficial owner of the Securities specified on the signature pages hereto and has not pre-arranged any sale with a purchaser in the United States;

(ii) is an “accredited investor” (as defined in Rule 501(a) of Regulation D) (an “Accredited Investor”) and is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under Regulation D; and

(iii) if it is in a jurisdiction that is specifically identified in “Schedule 4 – Foreign Jurisdiction Representations” (“Schedule 4”) of the Master ECM Terms dated 13 March 2024 (the “Master ECM Terms”) available at the AFMA website at https://afma.com.au/standards/standard-documentation (other than the United States), is (A) a Person to whom Securities may lawfully be offered and issued in compliance with applicable laws of that jurisdiction without lodgment, registration or other formality or filing with or by a Government Agency, and (B) a Person described in the Foreign Jurisdiction Representation (as defined in the Master ECM Terms) set out in “Section 5A – Additional Foreign Jurisdiction Representations – Jurisdictions other than the United States” of Schedule 4 of the Master ECM Terms for that jurisdiction applies (and which applicable Foreign Jurisdiction Representation is imported by reference in to this Agreement – which the Investor warrants it has read and understood).

(c) Ownership Limitation. The Investor is not, and as a result of the purchase of the Securities will not become, directly or indirectly (via brokers, affiliates, contracts or otherwise) a holder (as defined under the Israel Companies Law, 5759-1999) of five percent (5%) or more of the outstanding share capital of the Company.

(d) Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(e) Information. The Investor and its advisors, if any, acknowledge that they have been furnished with or have access via the SEC’s EDGAR website to the Company’s most recent Annual Report on Form 20-F, if any, and Reports of Foreign Private Issuers on Form 6-K as well as Registration Statements on Form F-1 or F-4 (including amendments thereto). The Investor and its advisors, if any, have been afforded the opportunity to ask questions of, and receive answers from, the Company concerning the offer and sale of the Securities and to obtain any additional information the Investor has requested which is necessary to verify the accuracy of the information furnished to the Investor concerning the Company and such offering. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor acknowledges that the Investor is basing its decision to invest in the Securities solely upon the information contained in the Transaction Documents, the Company’s most recent Annual Report on Form 20-F, if any, and Reports of Foreign Private Issuers on Form 6-K, if any, and its own due diligence and, except as specifically set forth in this Agreement, has not based its investment decision upon any representations made by any Person (as defined below).

(f) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. The Investor understands, that except as provided in Section 4(i) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Investor, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”) or another applicable exemption; and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Validity; Enforcement. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Investor and no further consent or authorization of the Investor or its members is required. Each Transaction Document has been duly executed by the Investor and when delivered in accordance with terms hereof constitutes the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by the Investor of each of the Transaction Documents and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Investor to perform its obligations hereunder.

(j) Experience of Investor. The Investor has such knowledge, sophistication and experience in business and financial matter so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(k) Foreign Corrupt Practices. Neither the Investor nor any of its subsidiaries or affiliates, nor, to the knowledge of the Investor, any director, officer, agent, employee, member or other Person acting on behalf of the Investor or any its subsidiaries or affiliates has, in the course of its actions for, or on behalf of, the Investor or any of its subsidiaries or affiliates (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any foreign or domestic government official or employee.

(l) General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or advertisement.

(m) Patriot Act Representations.

(i) The Investor represents that all evidence of identity provided is genuine and all related information furnished is accurate.

(ii) The Investor hereby acknowledges that the Company seeks to comply with all applicable anti-money laundering laws and regulations. In furtherance of such efforts, the Investor hereby represents and agrees that: (A) no part of the funds used by the Investor to acquire the Securities have been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulations; and (B) no payment to the Company by the Investor shall cause the Company to be in violation of any applicable anti-money laundering laws and regulations including without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Executive Order 13224 (2001) (the “Patriot Act”) issued by the President of the United States and the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations.

(iii) The Investor represents and warrants that the amounts to be paid by the Investor to the Company will not be directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. The Investor represents and warrants that, to the best of its knowledge, none of: (A) the Investor; (B) any Person controlling or controlled by the Investor; or (C) any Person having a beneficial interest in the Investor is (I) a country, territory, individual or entity named on a list maintained by OFAC, (II) a Person prohibited under the OFAC Programs, (III) a senior foreign political figure,1 or any immediate family member2 or close associate3 of a senior foreign political figure as such terms are defined in the footnote below or (IV) a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended (the “Bank Secrecy Act”) and the regulations promulgated thereunder by the U.S. Department of the Treasury.

(iv) The Investor further represents and warrants that the Investor: (A) has conducted thorough due diligence with respect to all of its beneficial owners, (B) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (C) will retain evidence of any such identities, any such source of funds and any such due diligence.

[1]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(v) Neither the Investor nor any Person directly or indirectly controlling, controlled by or under common control with the Investor is a person identified as a terrorist organization on any relevant lists maintained by governmental authorities.

(vi) The Investor agrees to provide the Company all information that may be reasonably requested to comply with applicable laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of the Investor from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. The Investor agrees to notify the Company promptly if there is any change with respect to the representations and warranties provided herein. The Investor consents to the disclosure to regulators and law enforcement authorities by the Company and its affiliates and agents of any information about the Investor or its constituents as the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor as follows:

(a) Organization and Qualification. Each of the Company and each of its subsidiaries are (i) entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed (to the extent such concept exists in the applicable jurisdiction), and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and (ii) is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction (to the extent such concept exists in the applicable jurisdiction) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been (i) duly authorized by the Company’s board of directors and (ii) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governing body of the Company (other than the filing of required notice to the Principal Market of the issuance and sale of the Securities). This Agreement has been, and the other Transaction Documents will be prior to Closing, duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of Securities. The issuance of the Securities is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof. Subject to the accuracy of the representations and warranties of the Investor in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. Upon issuance in accordance with the terms of this Agreement, Investor will have good and marketable title to the Securities.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Association of the Company or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws or operating agreements of the Company or any of its subsidiaries, (ii) result in a violation of any law, rule, regulation, order, judgment or decree, except, in the case of this clause (ii), to the extent such violations that could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any material contract or agreement, lease, license or commitment to which the Company is a party or by which it is bound.

(e) Shell Company Status. The Company is not, but was in the past, an issuer identified in, or subject to, Rule 144(i).

4.	COVENANTS.

(a) Use of Proceeds. The Company shall use the proceeds from the Purchase Price for general corporate purposes.

(b) Listing. The Company shall secure the listing or designation for quotation (as the case may be) of all of the Purchased Shares upon each trading market and national securities exchange and automated quotation system, if any, upon which the Ordinary Shares are then listed or designated for quotation (as the case may be) so that all such Purchased Shares may be traded on the foregoing, subject to official notice of issuance. The Company shall use commercially reasonable efforts to maintain the Ordinary Shares’ listing or designation for quotation (as the case may be) on the Principal Market, The New York Stock Exchange or the NYSE Amex (each, an “Eligible Market”). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares on an Eligible Market.

5.	TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in a form acceptable to the Investor to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Investor for the Purchased Shares. The Company represents and warrants that no instruction other than such irrevocable transfer agent instructions referred to in this Section 5(a), and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If the Investor effects a sale, assignment or transfer of the Securities in accordance with Section 2(h), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144 or another exemption from registration, the transfer agent shall issue such shares to the Investor, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(c) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(a) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(a), that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(b) Legends. The Investor understands that the Securities have not been registered under the 1933 Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144 or pursuant to another exemption from the registration requirements of the 1933 Act, and except as set forth below, the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITY REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(b) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act (provided that the Investor provides the Company with any certificates from the Investor or its broker reasonably required by the Company’s transfer agent), (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company) or a registration statement, (iii) in connection with a sale, assignment or other transfer under Rule 144 (provided that the Investor provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of counsel, but which may include any certificates from the Investor or its broker reasonably required by the Company’s transfer agent), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Investor provides the Company with an opinion of counsel to the Investor from reputable counsel to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than five (5) Trading Days following the delivery by any Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Investor as may be required above in this Section 5(c), as directed by the Investor, credit the aggregate number of Ordinary Shares to which the Investor shall be entitled to the Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system.

(d) Manner of Sale. The Investor agrees with the Company that the Investor will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5 is predicated upon the Company’s reliance upon this understanding.

6.	TERMINATION.

In the event that the Closing shall not have occurred within ten (10) days after the date hereof (the “Expiration Date”), then this Agreement shall terminate with respect to the Investor on the close of business on the Expiration Date without liability to any party; provided, however, that the right to terminate this Agreement under this Section 6 shall not be available to the Investor if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Investor’s breach of this Agreement. Notwithstanding anything to the contrary above, nothing contained in this Section 6 shall be deemed to release any party hereto from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party hereto to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.	CERTAIN DEFINITIONS

(a) Business Day. “Business Day” means any day other than a Friday, Saturday, Sunday or other day on which commercial banks in New York, New York or Israel are authorized or required by law to remain closed.

(b) Lien. “Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, liability, interest, charge, preference, priority, proxy, transfer restriction (other than restrictions under the 1933 Act and state securities laws), encroachment, tax, order, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant or zoning restriction.

(c) Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its subsidiaries to perform any of its respective obligations under this Agreement or any of the other Transaction Documents.

(d) Ordinary Shares. “Ordinary Shares” means the ordinary shares, no par value per share, of the Company and any other shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Ordinary Shares).

(e) Person. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(f) Principal Market. “Principal Market” means the Nasdaq Stock Market; provided however, that in the event the Ordinary Shares are ever listed or traded on the New York Stock Exchange or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which the Ordinary Shares is then listed or traded.

(d) Securities. “Securities” means the Purchased Shares.

(g) Subsidiaries. “Subsidiary” or “subsidiary” means with respect to a Person, any Person in which that other Person, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person; provided, that a Person shall not be deemed a subsidiary pursuant to clauses (I) or (II) unless the Person, directly or indirectly, owns at least 51% of any of the outstanding capital stock or holds at least 51% of any equity or similar interest of such Person.

(h) Trading Day. “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Ordinary Shares, any day on which the Ordinary Shares is traded on the principal securities exchange or securities market on which the Ordinary Shares is then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Ordinary Shares, any day on which The Nasdaq Stock Market (or any successor thereto) is open for trading of securities.

(j) Transaction Documents. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

8.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Israel or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Israel. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the courts of Tel Aviv, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(i) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(j) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(b) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(k) Entire Agreement; Amendments. This Agreement and the other Transaction Documents and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Investor, the Company, its affiliates and Persons acting on its behalf solely with respect to the matters contained herein and therein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties hereto solely with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. As a material inducement for the Investor to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by the Investor, any of its advisors or any of its representatives shall affect the Investor’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or in any of the other Transaction Documents.

(c) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iii) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

HUB Cyber Security Ltd.

2 Kaplan Street

Tel Aviv 6721117, Israel

Tel: +972-3-791-3200

Email Address: Noah Hershcoviz, Chief Executive Officer

Attention: [*]

With a copy (for informational purposes only) to:

Goldfarb, Gross, Seligman & Co.
One Azrieli Center, Round Building

Tel-Aviv 67021, Israel

Attention: Adam M. Klein; Ephraim Friedman

Email: adam.klein@goldfarb.com; ephraim.friedman@goldfarb.com

If to the Investor:

See the Investor’s signature page hereto

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication or (B) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i) or (iii) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (ii) above.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and its successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.

(e) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and its permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f) Survival. The representations, warranties, agreements and covenants shall survive the Closing until the applicable statute of limitations.

(g) Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(d) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Ordinary Shares and any other numbers in this Agreement that relate to the Ordinary Shares shall be automatically adjusted for stock dividends, stock splits, stock combinations and other similar transactions that occur with respect to the Ordinary Shares after the date of this Agreement.

( ) Currency. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, the Investor and the Company have caused its signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

HUB CYBER SECURITY LTD.

By:
Name:	Noah Hershcoviz and Lior Davidsohn
Title:	CEO and CFO

IN WITNESS WHEREOF, the Investor and the Company have caused its signature page to this Agreement to be duly executed as of the date first written above.

____________________________

Name of Investor:

Address for Notice to Investor:

Email Address for Notice to Investor:

Number of Purchased Shares:

Purchase Price: $[●], which is based on a per share price of $[●].